Rule 424(b)(2)
                                          Registration No. 33-48841 & 33-41236

PRICING SUPPLEMENT NO. 6 DATED MAY 27, 1998

(To Prospectus Dated April 22, 1998, as supplemented by Prospectus Supplement Dated April 22, 1998)


                                CSX CORPORATION

                          Medium-Term Notes, Series B


Principal Amount:  $10,000,000          Redemption Terms (at option of CSX)
                   -----------             [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$10,000,000; 100%
-----------------                       Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):              [X] Not repayable prior to Stated
6/1/98                                         Maturity
-------                                    [ ] Repayable in accordance with the
                                               following terms:
Stated Maturity:  6/2/08
                  -------               Sinking Fund Provisions:
                                           [X} None
Type of Note:                              [ ] Applicable in accordance with the
   [X} Fixed Rate Note                         following terms
   [ ] Floating Rate Note
   [ ] Inverse Floating Rate Note       Specified Currency (U.S. dollars, unless
   [ ] Zero Coupon Note                 otherwise indicated):
   [ ] Foreign Currency Note                                 -------------------
   [ ] Indexed Note
                                        Agent:  Morgan Stanley
Form:                                           --------------
   [X] Book Entry
   [ ] Definitive                       Agent acting in capacity indicated
                                        below:
CUSIP No:  12641 L BN 2                 [X] As Agent
           ------------                 [ ] As Principal

Interest Rate: 6.50%                    Agent's Commission:  $62,500
               -----                                         -------

Interest Payment Dates:  March 1        Net Proceeds to CSX:  9,937,500
and September 1, commencing                                   ---------
9/1/98                                  Other:
------

                                                                 Rule 424(b)(2)
                                          Registration No. 33-48841 & 33-41236

PRICING SUPPLEMENT NO. 7 DATED MAY 27, 1998

(To Prospectus Dated April 22, 1998, as supplemented by Prospectus Supplement Dated April 22, 1998)


                                CSX CORPORATION

                          Medium-Term Notes, Series B


Principal Amount:  $10,000,000          Redemption Terms (at option of CSX)
                   -----------             [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$10,000,000; 100%
-----------------                       Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):              [X] Not repayable prior to Stated
6/1/98                                         Maturity
------                                     [ ] Repayable in accordance with the
                                               following terms:
Stated Maturity:  6/2/08
                  ------               Sinking Fund Provisions:
                                           [X} None
Type of Note:                              [ ] Applicable in accordance with the
   [X} Fixed Rate Note                         following terms
   [ ] Floating Rate Note
   [ ] Inverse Floating Rate Note       Specified Currency (U.S. dollars, unless
   [ ] Zero Coupon Note                 otherwise indicated):
   [ ] Foreign Currency Note                                 -------------------
   [ ] Indexed Note
                                        Agent:  Goldman Sachs
Form:                                           -------------
   [X] Book Entry
   [ ] Definitive                       Agent acting in capacity indicated
                                        below:
CUSIP No:  12641 L BN 2                 [ ] As Agent
           ------------                 [X] As Principal

Interest Rate: 6.50%                    Agent's Commission:  $62,500
               -----                                         -------

Interest Payment Dates:  March 1        Net Proceeds to CSX:  9,937,500
and September 1, commencing                                   ---------
9/1/98                                  Other:
------

                                                                  Rule 424(b)(2)
                                           Registration No. 33-48841 & 33-41236

PRICING SUPPLEMENT NO. 8 DATED MAY 27, 1998

(To Prospectus Dated April 22, 1998, as supplemented by Prospectus Supplement Dated April 22, 1998)


                                CSX CORPORATION

                          Medium-Term Notes, Series B


Principal Amount:  $10,000,000          Redemption Terms (at option of CSX)
                   -----------             [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$10,000,000; 100%
-----------------                       Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):              [X] Not repayable prior to Stated
6/1/98                                         Maturity
------                                     [ ] Repayable in accordance with the
                                               following terms:
Stated Maturity:  6/2/08
                  ------                Sinking Fund Provisions:
                                           [X} None
Type of Note:                              [ ] Applicable in accordance with the
   [X} Fixed Rate Note                         following terms
   [ ] Floating Rate Note
   [ ] Inverse Floating Rate Note       Specified Currency (U.S. dollars, unless
   [ ] Zero Coupon Note                 otherwise indicated):
   [ ] Foreign Currency Note                                 -------------------
   [ ] Indexed Note
                                        Agent:  Credit Suisse First Boston
Form:                                           --------------------------
   [X] Book Entry
   [ ] Definitive                       Agent acting in capacity indicated
                                        below:
CUSIP No:  12641 L BN 2                 [X] As Agent
           ------------                 [ ] As Principal

Interest Rate: 6.50%                    Agent's Commission:  $62,500
               -----                                         -------

Interest Payment Dates:  March 1        Net Proceeds to CSX:  9,937,500
and September 1, commencing                                   ---------
9/1/98                                  Other:
------

                                                                  Rule 424(b)(2)
                                           Registration No. 33-48841 & 33-41236

PRICING SUPPLEMENT NO. 9 DATED MAY 27, 1998

(To Prospectus Dated April 22, 1998, as supplemented by Prospectus Supplement Dated April 22, 1998)


                                CSX CORPORATION

                          Medium-Term Notes, Series B


Principal Amount:  $10,000,000          Redemption Terms (at option of CSX)
                   -----------             [X] Not redeemable prior to Stated
                                               Maturity
Issue Price (Dollar Amount and             [ ] Redeemable in accordance with the
Percentage of Principal Amount):               following terms:
$10,000,000; 100%
-----------------                       Repayment Terms (at option of the
                                        Holder):
Settlement Date (Issue Date):              [X] Not repayable prior to Stated
6/1/98                                         Maturity
------                                     [ ] Repayable in accordance with the
                                               following terms:
Stated Maturity:  6/2/08
                  ------                Sinking Fund Provisions:
                                           [X} None
Type of Note:                              [ ] Applicable in accordance with the
   [X} Fixed Rate Note                         following terms
   [ ] Floating Rate Note
   [ ] Inverse Floating Rate Note       Specified Currency (U.S. dollars, unless
   [ ] Zero Coupon Note                 otherwise indicated):
   [ ] Foreign Currency Note                                 -------------------
   [ ] Indexed Note
                                        Agent:  NationsBank
Form:                                           -----------
   [X] Book Entry
   [ ] Definitive                       Agent acting in capacity indicated
                                        below:
CUSIP No:  12641 L BN 2                 [X] As Agent
           ------------                 [ ] As Principal

Interest Rate: 6.50%                    Agent's Commission:  $62,500
               -----                                         -------

Interest Payment Dates:  March 1        Net Proceeds to CSX:  9,937,500
and September 1, commencing                                   ---------
9/1/98                                  Other:
------